Exhibit 3.2

As Last Amended December 7, 2016

BY-LAWS

OF

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office of the Corporation shall be at such place as is designated in the Certificate of Incorporation and, thereafter, the registered office may be at such other place as the Board of Directors may from time to time designate by resolution.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such place, within or without the State of Delaware, as the Board of Directors may from time to time designate and, in the absence of a designation by the Board of Directors, by the Chairman of the Board, Chief Executive Officer or the President, and as stated in the written notice of meeting.

Section 2. Annual Meeting. An annual meeting of the stockholders shall be held on such date and at such time as the Board of Directors may from time to time designate, at which meeting the stockholders shall elect a Board of Directors, or a class of the Board of Directors as otherwise provided, and transact such other business as may properly be brought before the meeting.

Section 3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and time of the meeting shall be given to each stockholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. Such notice shall include the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and entitled to vote at such meeting.

Section 4. Stockholder List. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting is to be accessed by remote communication, the stockholder list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

Section 5. Special Meetings. Special meetings of the stockholders may be called by the Chairman of the Board, the Chief Executive Officer, the President or the Secretary within 10 days after receipt of the written request of a majority of the Board of Directors. Special meetings of holders of the outstanding preferred stock of the Corporation (the “Preferred Stock”), if any, may be called in the manner and for the purposes provided in the applicable Preferred Stock Designation (as defined in the Corporation’s Certificate of Incorporation).

Section 6. Notice of Special Meetings. Written notice of a special meeting stating the place, date and time of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than 10 nor more than 60 days before the date of the meeting, to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of stockholders shall be limited to business related to the purpose or purposes specified in the notice of the meeting (or any supplement thereto). Such notice shall include the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and entitled to vote at such meeting.

Section 7. Quorum. The holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by law, the Certificate of Incorporation, any Preferred Stock Designation or these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Voting; Proxies. Except as otherwise provided by law, by the Certificate of Incorporation or by any Preferred Stock Designation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting, and such votes may be cast in person, by means of remote communication or by proxy. Every proxy must be in a form permitted under Delaware General Corporation Law, including in writing or pursuant to the transmission of a telegram, cablegram, or other means of electronic transmission (including transmissions by telephone or the Internet) to the person who will be the holder of the proxy or to the proxy solicitation firm, proxy support service organization or like agent duly authorized by the proxyholder. A stockholder may revoke any proxy that is not irrevocable prior to the vote at a stockholder meeting by (a) submitting a written revocation to the Secretary of the Corporation, (b) submitting a new proxy in accordance with the procedures established for the meeting after the date of the proxy being revoked, or (c) voting in person at the stockholder meeting. The vote upon any question brought before a meeting of the stockholders may be by voice vote, unless the holders of a majority of the outstanding shares of all classes of stock entitled to vote thereon present in person or by proxy at such meeting shall so determine. Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board of Directors. When a quorum is present at any meeting, in all matters other than the election of directors, the vote of the holders of a majority of the voting power of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which a different vote is required pursuant to the provisions of the Delaware General Corporation Law, the Certificate of Incorporation, any Preferred Stock Designation or these By-Laws, in which case such provision shall govern and control the decision of such question. Except as otherwise provided by the Certificate of Incorporation or in any Preferred Stock Designation, directors shall be elected by a plurality of the votes of the holders of shares present in person, by means of remote communication or represented by proxy at the stockholder meeting and entitled to vote on the election of directors.

Section 9. Conduct of Business. (a) At an annual meeting of stockholders, only such business will be conducted or considered as is properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given in accordance with Article II, Section 3, (ii) properly brought before the meeting by the chairman of such meeting or by or at the direction of the Board of Directors or (iii) properly requested to be brought before the meeting by a stockholder of the Corporation in accordance with Section 9(b) of this Article II.

                (b) For business to be properly requested by a stockholder to be brought before an annual meeting, the stockholder must (i) be a stockholder of the Corporation of record at the time of the giving of the notice for such annual meeting, (ii) be entitled to vote at such meeting, and (iii) have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than 60 nor more than 90 days before the first anniversary of the date on which the Corporation first mailed its proxy materials for the prior year’s annual meeting of stockholders; provided , however , that, in the event that the annual meeting is called for a date that is not within 30 days before or after the anniversary of the prior year’s annual meeting, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which public announcement is first made of the date of the upcoming annual meeting. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (A) a description in reasonable detail of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (B) the name and address, as they appear on the Corporation’s books, of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class and number of shares of the Corporation that are owned beneficially and of record by the stockholder proposing such business and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between the proposing stockholder and any other person or persons (including their names) in connection with the proposal of such business by the proposing stockholder and any material interest of the stockholder in such business and (E) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. Notwithstanding the foregoing provisions of these By-Laws, a stockholder must also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended (and the rules and regulations thereunder) and any securities exchange or association on which the Corporation’s capital stock is listed or quoted with respect to the matters set forth in this Section 9(b). For purposes of this Section 9(b), “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14, or 15(d) of the Securities Exchange Act of 1934, or publicly filed by the Corporation with any national securities exchange or quotation service through which the Corporation’s stock is listed or traded, or furnished by the Corporation to its stockholders. Nothing in this Section 9(b) will be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

(c) At a special meeting of stockholders, only such business may be conducted or considered as is properly brought before the meeting. To be properly brought before a special meeting, business must be related to the purpose or purposes specified in the notice of the meeting (or any supplement thereto) given in accordance with Article II, Section 6.

(d) The determination of whether any business sought to be brought before any annual or special meeting of the stockholders is properly brought before such meeting in accordance with this Section 9 will be made by the chairman of such meeting. If the chairman of the meeting determines that any business is not properly brought before such meeting, he or she will so declare to the meeting and any such business will not be conducted or considered.

ARTICLE III

DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

Section 2. Number, Election and Terms of Directors. Directors shall be elected to hold office as specified in the Certificate of Incorporation. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time such resolution is presented to the Board for adoption).

Section 3. Newly Created Directorships and Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors which occur between annual meetings of the stockholders may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so elected shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified, except as required by law.

Section 4. Removal. Subject to the rights, if any, of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office with or without cause and by the affirmative vote of the holders of at least two-thirds of the combined voting power of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

Section 5. Place of Meetings. The Board of Directors may hold regular and special meetings, either within or without the State of Delaware.

Section 6. Annual Meeting. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following, and at the same place as, the annual meeting of stockholders at which such directors were elected, or at such other time or place as shall be determined by the Board of Directors.

Section 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President or a majority of the Board of Directors. Notice of a special meeting shall be sent by the Secretary of the Corporation either (a) by United States mail at least four days before such meeting or (b) by overnight mail, courier service, electronic transmission or hand delivery at least 48 hours before the special meeting. Special meetings shall be called by the Chairman of the Board (or, if none, the Chief Executive Officer) or Secretary in like manner and on like notice on the written request of two directors unless the Board of Directors consists of only one director; in which case, the special meeting shall be called by the Chairman of the Board (or, if none, the Chief Executive Officer) or Secretary in like manner and on like notice on the written request of the sole director. Notice of a meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting the lack of notice to him or her at the beginning of the meeting.

Section 9. Quorum. At all meetings of the Board of Directors, the presence of a majority in number of the whole Board shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically required by law, the Certificate of Incorporation, any Preferred Stock Designation or these By-Laws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 10. Written Action. Unless otherwise restricted by law, the Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 11. Participation in Meetings by Conference Telephone. Unless otherwise prohibited by law, the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 12. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. To the extent provided in any resolution of the Board of Directors, these By-Laws or any charter adopted by such committee and approved by the Board of Directors, and to the extent permissible under applicable law and the Certificate of Incorporation, any such committee shall have and may exercise all powers and authority of the Board of Directors in the management of the business and affairs of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 13. Compensation. The Board of Directors may establish such compensation for, and reimbursement of the expenses of, members of the Board of Directors and committees of the Board of Directors, as the Board of Directors may determine.

Section 14. Nomination of Director Candidates. Subject to the rights of any holders of Preferred Stock, nominations for the election of directors may be made by the Board of Directors or a proxy committee appointed by the Board of Directors or by any stockholder entitled to vote generally in the election of directors. However, any stockholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination has been given, either by personal, delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than (i) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of such meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected. The chairman of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 15. Chairman of the Board. The Board of Directors may elect one of its own members as the Chairman. The Chairman may also be the Chief Executive Officer or any other officer of the Company. The Chairman shall preside at the meetings of the Board and shall call to order and preside at all meetings of the stockholders of the Company. In addition, the Chairman shall have such other powers and duties as the Board shall designate from time to time. The Board may also elect one or more Vice Chairmen, with such powers and duties as the Board shall designate from time to time.

ARTICLE IV

NOTICES

Section 1. Generally. Whenever by law, under the provisions of the Certificate of Incorporation, and Preferred Stock Designation or these By-Laws, notice is required to be given to any director or stockholder and no provision is made as to the method by which such notice shall be given, it shall not be construed to mean personal notice, but such notice may be given (a) in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or (b) by electronic transmission to any director or stockholder who consents to receipt by such means. Notice to directors may also be given by telegram or telephone.

Section 2. Waivers. Whenever any notice is required to be given by law, under the provisions of the Certificate of Incorporation, any Preferred Stock Designation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event, for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

Section 1. Generally. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a President, a Secretary, and a Treasurer. The Board of Directors may also choose any or all of the following: a Chief Financial Officer, one or more Vice Presidents (who may be given particular designations with respect to authority, function, or seniority), one or more Assistant

Secretaries, one or more Assistant Treasurers and such other officers as the Board may from time to time determine. Any number of offices may be held by the same person. Any of the offices may be left vacant from time to time as the Board of Directors may determine. In the case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate the absent or disabled officer’s powers or duties to any other officer.

Section 2. Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors or by a committee of the Board of Directors. The Board of Directors may fix, or delegate the power to fix, the compensation of other officers and agents of the Corporation to a committee of the Board of Directors or an officer of the Corporation.

Section 3. Succession. The officers of the Corporation shall hold office until their successors are elected and qualified or until their earlier resignation, retirement, removal or death. Any officer may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors as provided in these By-Laws.

Section 4. Authority and Duties. Each of the officers of the Corporation shall have such authority and will perform such duties as are customarily incident to their respective offices or as may be specified from time to time by the Board of Directors.

Section 5. Execution of Documents and Action with Respect to Securities of Other Corporations. The Chief Executive Officer and the President (each an “Authorized Officer”) shall have, and are hereby given, full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, and (b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of the stockholders or holders of other ownership interests (or with respect to any action of such stockholders or holders of other ownership interests) of any other corporation, partnership, limited liability company or other legal entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation, partnership, limited liability company or other legal entity. In addition, an Authorized Officer may delegate to other officers, employees and agents of the Corporation the power and authority to take any action which the Authorized Officer is permitted to take under this Section 5, with such limitations as the Authorized Officer may specify; such authority so delegated by the Authorized Officer shall not be re-delegated by the person to whom such execution authority has been delegated.

ARTICLE VI

STOCK

Section 1. Certificates. Certificates representing shares of stock of the Corporation shall be in such form as is determined by the Board of Directors or a committee thereof, subject to applicable legal requirements. Each certificate shall be numbered and its issuance recorded in the books of the Corporation and each certificate shall exhibit the holder’s name and the number of shares and shall be signed by, or in the name of, the Corporation by the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and may also be signed by, or bear the facsimile signature of, any properly designated transfer agent of the Corporation. Any or all of the signatures and the seal of the Corporation, if any, upon the certificates may be facsimiles, engraved or printed. The certificates may be issued and delivered notwithstanding that the person whose facsimile signature appears thereon may have ceased to be an officer at the time certificates are issued and delivered.

Section 2. Classes of Stock. The designations, preferences and relative participating, optional or other special rights of the various classes of stock or series thereof, and the qualifications, limitations or restrictions thereof, shall be set forth in full or summarized on the face or back of the certificates which the Corporation issues to represent its stock or, in lieu thereof, such certificates shall set forth the office of the Corporation from which the holders of certificates may obtain a copy of such information.

Section 3. Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates, the Secretary may require the record holder of shares represented by such lost, stolen or destroyed certificate or certificates to provide the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

Section 4. Transfers. Stock of the Corporation shall be transferable in the manner prescribed by applicable law, or as provided in the Certificate of Incorporation, any Preferred Stock Designation or these By-Laws. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares transferable hereunder, duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the prior certificate and record the transaction upon its books. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 5. Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided , however , that the Board of Directors may fix a new record date for the adjourned meeting; and (b) the Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided under Delaware General Corporation Law.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the Corporation, subject to any provisions of the Certificate of Incorporation or any Preferred Stock Designation, may be declared by the Board of Directors at any regular or special meeting, pursuant to applicable law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation or any Preferred Stock Designation.

Section 2. Fiscal Year. The fiscal year of the Corporation shall end on June 30 each year, unless otherwise fixed by resolution of the Board of Directors.

Section 3. Corporate Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 4. Reliance upon Books, Reports and Records. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 5. Time Periods. In applying any provision of these By-Laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

Each person who is or was or had agreed to become a director or officer of the Corporation, or each such person who is or was serving or had agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executors, administrators or estate of such person), shall be indemnified (including provision for advancement of expenses) by the Corporation to the full extent permitted by Delaware General Corporation Law or any other applicable laws as presently or hereafter in effect.

ARTICLE IX

AMENDMENTS

These By-Laws may be amended or repealed or new By-Laws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the certificate of incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such amendment, repeal or adoption of new By-Laws be contained in the notice of such special meeting; provided , however , that, notwithstanding any other provision of these By-Laws or any other provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation entitled to vote generally in the election of directors which is required by law, the certificate of incorporation, any designation of the relative powers, preferences, rights, qualifications and limitations of any class or series of

Preferred Stock made pursuant to the certificate of incorporation of the Corporation or these By-Laws, the affirmative vote of the holders of at least two-thirds of the voting power of all the then outstanding shares of capital stock entitled to vote generally for the election of directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with Sections 2, 3, 4 and 14 of Article III, or this proviso to Article IX of these By-Laws.

ARTICLE X

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against the Corporation or any current or former director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these By-Laws, (iv) any action asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine, or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the Delaware General Corporation Law shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).